Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-1
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Original Principal Class A	840,000,000.00
Class A-1	729,600,000.00
Class A-2	48,000,000.00
Class A-3	62,400,000.00
Number of Class A Bonds (000's)	840,000.00
Class A-1	729,600.00
Class A-2	48,000.00
Class A-3	62,400.00
Original Principal Class B	45,600,000.00
Number of Class B Bond (000's)	45,600.00
Original Principal Certificates	33,600,000.00
Number of Certificates Bond (000's)	33,600.00

Distribution Date		2000 Totals
Days

CLASS A
Class A-1 Principal Distribution	56,063,599.94
Class A-1 Interest Distribution		12,739,208.38

Class A-2 Principal Distribution	10,785,967.25
Class A-2 Interest Distribution		2,498,057.27

Class A-3 Principal Distribution	14,021,757.42
Class A-3 Interest Distribution		3,296,565.27

CLASS B
Principal Distribution		10,246,668.88
Interest Distribution		2,516,650.69

CERTIFICATES
Principal Distribution		7,550,177.07
Interest Distribution		1,946,891.53